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                               ECLIPSE FUNDS INC.
                             ARTICLES SUPPLEMENTARY

        Eclipse Funds Inc., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940, as amended, (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

        FIRST: Under a power contained in Article V, Section 5.6 of the charter of the Corporation (the "Charter") and pursuant to Sections 2-105(a)(9) and 2-208 of the Maryland General Corporation Law, the Board of Directors of the Corporation (the "Board"), at a meeting duly convened and held on December 3, 2002, adopted a resolution reclassifying (i) 167,000,000 of the authorized but unissued shares of Eclipse Indexed Equity Fund No-Load Class Shares, par value $0.01 per Share, and 167,000,000 of the authorized but unissued shares of Eclipse Indexed Equity Fund Service Class Shares, par value $0.01 per Share, as 334,000,000 shares of Eclipse Indexed Equity Fund L Class Shares, par value $0.01 per Share, (ii) 167,000,000 of the authorized but unissued shares of Eclipse Asset Manager Fund No-Load Class Shares, par value $0.01 per Share, and 167,000,000 of the authorized but unissued shares of Eclipse Asset Manager Fund Service Class Shares, par value $0.01 per Share, as 334,000,000 shares of Eclipse Asset Manager Fund L Class Shares, par value $0.01 per Share, (iii) 167,000,000 of the authorized but unissued shares of Eclipse Short Term Bond Fund No-Load Class Shares, par value $0.01 per Share, and 167,000,000 of the authorized but unissued shares of Eclipse Short Term Bond Fund Service Class Shares, par value $0.01 per Share, as 334,000,000 shares of Eclipse Short Term Bond Fund L Class Shares, par value $0.01 per Share, (iv) 167,000,000 of the authorized but unissued shares of Eclipse Core Bond Plus Fund No-Load Class Shares, par value $0.01 per Share, and 167,000,000 of the authorized but unissued shares of Eclipse Core Bond Plus Fund Service Class Shares, par value $0.01 per Share, as 334,000,000 shares of Eclipse Core Bond Plus Fund L Class Shares, par value $0.01 per Share, and (v) 167,000,000 of the authorized but unissued shares of Eclipse Tax-Managed Equity Fund No-Load Class Shares, par value $0.01 per Share, and 167,000,000 of the authorized but unissued shares of Eclipse Tax-Managed Equity Fund Service Class Shares, par value $0.01 per Share, as 334,000,000 shares of Eclipse Tax-Managed Equity Fund L Class Shares, par value $0.01 per Share, each with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of shares of Common Stock, par value $0.01 per Share, of the Corporation, as set forth in
Article V of the Charter and in any other provisions of the Charter relating to Common Stock of the Corporation generally.

        SECOND: As of the filing of these Articles Supplementary, the Corporation shall have authority to issue up to 25,000,000,000 Shares of Common Stock, par value $0.01 per Share, having an aggregate par value of $250,000,000. These Shares are classified as follows:



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

        NAME OF SERIES                                  NAME OF CLASS          AUTHORIZED SHARES
                                                                                (IN MILLIONS)

Eclipse Bond Fund                                        No-Load                     500
Eclipse Bond Fund                                        Service                     500
Eclipse International Broad Market Fund                  No-Load                     500
Eclipse International Broad Market Fund                  Service                     500
Eclipse Indexed Bond Fund                                No-Load                     500
Eclipse Indexed Bond Fund                                Service                     500
Eclipse Index Equity Fund                                No-Load                     333
Eclipse Index Equity Fund                                Service                     333
Eclipse Index Equity Fund                                      L                     334
Eclipse International Equity Fund                        No-Load                     500
Eclipse International Equity Fund                        Service                     500
Eclipse Money Market Fund                                No-Load                   4,000
Eclipse Money Market Fund                                Service                   4,000
Money Market Fund                                   Sweep Shares                   4,000
Eclipse Asset Manager Fund                               No-Load                     333
Eclipse Asset Manager Fund                               Service                     333
Eclipse Asset Manager Fund                                     L                     334
Eclipse Short Term Bond Fund                             No-Load                     333
Eclipse Short Term Bond Fund                             Service                     333
Eclipse Short Term Bond Fund                                   L                     334
Eclipse Value Equity Fund                                No-Load                     500
Eclipse Value Equity Fund                                Service                     500
Eclipse Growth Equity Fund                               No-Load                     500
Eclipse Growth Equity Fund                               Service                     500
Eclipse Mid Cap Core Fund                                No-Load                     500
Eclipse Mid Cap Core Fund                                Service                     500
Eclipse Core Bond Plus Fund                              No-Load                     333
Eclipse Core Bond Plus Fund                              Service                     333
Eclipse Core Bond Plus Fund                                    L                     334
Eclipse Tax Free Bond Fund                               No-Load                     500
Eclipse Tax Free Bond Fund                               Service                     500
Eclipse Tax-Managed Equity Fund                          No-Load                     333
Eclipse Tax-Managed Equity Fund                          Service                     333
Eclipse Tax-Managed Equity Fund                                L                     334


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        THIRD: The L Class Shares of Eclipse Indexed Equity Fund, Eclipse Asset
Manager Fund, Eclipse Short Term Bond Fund, Eclipse Core Bond Plus Fund and Eclipse Tax-Managed Equity Fund have been classified and designated by the Board under the authority contained in the Charter.

        FOURTH: These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.

        FIFTH: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under penalties for perjury.



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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its President and attested to by its Assistant Secretary on December 24th, 2002.

ATTEST:                                     ECLIPSE FUNDS, INC.


/s/  John K. Forst                          By: /s/ Stephen C. Roussin
John K. Forst                                   Stephen C. Roussin
Assistant Secretary                             President